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                                                                    Exhibit 23.1



                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 related to the Ecolab Savings Plan of our report dated February 22, 1999 relating to the consolidated financial statements of Ecolab Inc., which appears in the 1998 Annual Report to Shareholders of Ecolab Inc., which is incorporated by reference in Ecolab Inc.'s 1998 Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report dated February 22, 1999 relating to the financial statement schedule of Ecolab Inc., which appears in such Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated June 25, 1999 relating to the financial statements of the Ecolab Savings Plan, which is included in the Ecolab Savings Plan's Annual Report on Form 11-K. We also consent to the references to us in this Registration Statement under the heading "Incorporation of Documents by Reference."


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


Minneapolis, Minnesota
January 20, 2000